                                                                    Exhibit 99.2

     Banc One Credit Card Master Trust
     Trust Allocation Report

     Distribution Date of:                                          17-Dec-01
     Determined as of:                                              11-Dec-01
     For Monthly Period Ending:                                     30-Nov-01
     Days in Interest Period (30/360)                                      30
     Days in Interest Period (Act/360)                                     32

     Ending Pool Balance
     -------------------
     Principal                                               3,282,157,127.14
     Finance Charge                                            110,987,001.45
                                                             ----------------
     Total                                                   3,393,144,128.59

     Seller's Interest Test
     ----------------------
     Ending Portfolio Principal Balance                      3,282,157,127.14
     Trust EFA                                                           0.00
                                                                         ----
     Receivables + EFA                                       3,282,157,127.14

     Trust Invested Amount                                   2,700,000,000.00
     Trust PFA                                                           0.00
                                                                         ----
     Trust Adjusted Invested Amount                          2,700,000,000.00

     Seller's Participation Amount (with EFA)                  582,157,127.14
     Seller's Participation Amount (w/o EFA)                   582,157,127.14
     Seller's Interest Percentage                                       17.74%

     Required Seller's Interest Percentage                               5.00%
     Required Seller's Interest                                164,107,856.36

     Required Principal Balance Test
     -------------------------------
     Ending Portfolio Principal Balance                      3,282,157,127.14
     Required Principal Balance                              2,700,000,000.00
                                                             ----------------
     Net Excess/Deficit                                        582,157,127.14

     EFA
     ---
     Beginning Excess Funding Account Balance                            0.00
     Required Excess Funding Account Deposit                             0.00
     Excess Funding Account Withdrawal                                   0.00

     Shared Principal Collections
     ----------------------------
     Series 1996-A                                              57,819,940.23
     Series 1997-1                                             196,587,796.75
     Series 1997-2                                              57,819,940.23

     Delinquent Accounts
     -------------------
     30 - 59 days                                 2.02%         68,513,953.14
     60 - 89 days                                 1.36%         46,191,811.96
     90 days +                                    2.33%         78,970,514.84
     Total 30 days +                              5.71%        193,676,279.94

     Miscellaneous
     -------------
     Gross Credit Losses                          7.00%         19,168,915.94
     Net Credit Losses                            6.58%         18,038,828.30
     Discount Option Receivables                                         0.00
     Discount Percentage                                                 0.00%
     Finance Charges Billed                                     41,902,195.23
     Fees Billed                                                 6,663,224.93
     Interchange                                                 7,245,011.30
     Interest Earned on Collection Account                             432.02